UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2025

BioNexus Gene Lab Corp.
(Exact name of Company as specified in its charter)

Wyoming	001-41750	35-2604830
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

Unit A-28-7, Tower A, Menara UOA Bangsar,

No.5 Jln Bangsar Utama 1,

59000 Kuala Lumpur

(Address of principal executive offices)

Phone: +1 (307) 241-6898

(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BGLC	Nasdaq

Item 3.03 Material Modification to Rights of Security Holders.

The Company’s previously reported one-for-ten (1-for-10) reverse stock split of its common stock became effective at 12:01 a.m. Eastern Time on April 7, 2025. The Company’s common stock begin trading on a split-adjusted basis on The Nasdaq Capital Market under the existing ticker symbol “BGLC” on that same day. Immediately prior to the reverse stock split, the Company had 17,967,663 shares of common stock issued and outstanding and immediately after the reverse stock split, the Company had 1,796,597 shares of common stock issued and outstanding.

No fractional shares were issued in connection with the reverse stock split. Instead, shareholders who would otherwise be entitled to receive a fractional share received a cash payment in lieu thereof based on the daily Volume Weighted Average Price (VWAP) of our common stock, calculated for the ten (10) trading days immediately preceding the effective date of the Reverse Stock Split, multiplied by the fractional share. Note that the forgoing statement corrects the cash payment price previously reported by the Company.

The Reverse Split was conducted as part of efforts by the Company to regain compliance with Nasdaq Rule 5550(a)(2) (“Minimum Bid Price Rule”) within the compliance period provided by Nasdaq, which was to regain compliance under this rule by May 1, 2025.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioNexus Gene Lab Corp.

/s/ Su-Leng Tan Lee
By:	Su-Leng Tan Lee
Chief Executive Officer

Date:	April 10, 2025

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